UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2006

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2006, the Compensation Committee of the Board of Directors (the "Committee") of McKesson Corporation (the "Company") approved the compensation for Laureen E. Seeger, Executive Vice President, General Counsel and Secretary. Her annual base salary will be $425,000, and for the fiscal year ending March 31, 2007 ("FY 2007") her target award under the Management Incentive Plan (the "MIP") will be $318,750. The actual amount that will be awarded may be smaller or larger than the target award. Performance measures for the MIP for FY 2007 have not yet been established. Ms. Seeger was granted a nonqualified option on 50,000 shares of McKesson common stock on April 25, 2006 under the 2005 Stock Plan, at a grant price of $49 per share, which options will vest 50% after two years from the date of grant, 25% the following year, and the remaining 25% four years from the date of grant.

Ms. Seeger's Long Term Incentive Plan target award was increased to $250,000 for the three-year performance period consisting of fiscal years 2006-2008. As previously reported, the performance measure will be cumulative earnings per share for the three-year period with a minimum payout equal to the average annual Business Scorecard results applicable to the Company's executive officers under the MIP for each of the three fiscal years. The actual amount that will be awarded may be smaller or larger than the target award, depending on the actual performance of the Company.

As an executive officer of the Company, Ms. Seeger will be covered by the Company's Executive Severance Policy which applies in the event an executive officer of the Company is terminated for reasons other than for "cause" at any time other than within two years following a change in control ("CIC") of the Company. The benefit payable under the policy is equal to 12 months' base salary plus one month's pay per year of service up to a maximum of 24 months, which amount will not exceed 2.99 times the sum of her base salary and target bonus without stockholder approval. Ms. Seeger will also enter into a standard Termination Agreement with the Company that provides for the payment of certain severance and other benefits to executive officers whose employment is terminated within two years of a CIC of the Company. If, following a CIC the executive officer is terminated by the Company for any reason other than for "cause" or if the executive officer terminates for "good reason", then the Company will pay an amount equal to 2.99 times the executive officer's base amount, as severance pay. The Committee also designated Ms. Seeger as a participant in the Company's Executive Medical Plan and Executive Survivor Benefit Plan. Additionally, the Company entered into its standard Indemnification Agreement with Ms. Seeger, which provides for indemnification of Ms. Seeger for expenses, judgments, fines, penalties and settlement amounts incurred by her in any action or proceeding arising out of her service as an executive officer or otherwise at the Company’s request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

April 28, 2006	By:	Jeffrey C. Campbell

Name: Jeffrey C. Campbell
Title: Executive Vice President and Chief Financial Officer